EXHIBIT 99.1

Social Reality Reports 29% Year-over-Year

Revenue Growth for Q3 2016

LOS ANGELES, CA - November 14, 2016 - Social Reality, Inc. (NASDAQ: SRAX), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, announced today its third quarter 2016 financial results.

Christopher Miglino, Social Reality's CEO and Chairman stated, “During the first half of the year, we launched and enhanced new products for our custom data management platforms, and tripled our sales team. As a result, our third quarter revenues generated strong top-line growth, reflecting the strength of our business and our relentless focus on providing our clients with the most innovative advertising tools. We are also extremely proud of our recent corporate developments, as we uplisted onto Nasdaq on October 13, 2016, and began trading under a new ticker, SRAX. In addition, we engaged financial and broadcasting veteran J.P. Hannan as CFO to provide financial stewardship during the next chapter of our business.”

Mr. Miglino continued, “With respect to the overall digital ad space, real-time bidding and programmatic advertising continue to be the strongest growth drivers and revenue generators, and we believe that our platform will generate substantial momentum in this enormous market opportunity.”

Third Quarter 2016 Financial Highlights:

•

Revenue of $9,530,842 representing a 29% increase over the third quarter of 2015

•

Company reaffirms 2016 revenue guidance of $40 million

•

Gross profit of $2,544,008, representing a 38% decrease over the third quarter of 2015

•

Net loss of $(2,375,846) as compared to a net loss of $(658,540) for the third quarter of 2015

•

Adjusted EBITDA of ($734,049) as compared to Adjusted EBITDA of $774,000 for the third quarter of 2015

Recent Corporate Highlights:

•

Class A common stock uplisted to the Nasdaq Capital Market under the symbol SRAX

•

Raised an additional $4.6 million in capital through the sale of equity securities

•

Entered into an accounts receivable factoring agreement with the goal of reducing our cost of capital

•

Reduced our obligations under our credit facility to $3.9 million year to date through November 1, 2016

•

Appointed financial and broadcasting veteran J.P. Hannan as Chief Financial Officer in October 2016

Three-month financial results for the period ended September 30, 2016

Revenues for the three months ended September 30, 2016 were $9,530,842 compared to $7,390,238 reported for the three months ended September 30, 2015.  The increase in revenues reflected an increase in revenues from our SRAX buy-side and sell-side clients and media bought and sold as well as continuing growth in SRAXmd.  These increases are offset by a continued decline in revenues from a significant Steel Media customer at significantly reduced margins.  Gross profit decreased to $2,544,008 for the three months ended September 30, 2016 compared to $4,094,094 for the same period of 2015. Gross margin for the quarter ended September 30, 2016 was 26.6% as compared to 55.4% for the same period in 2015. Gross margins declined as a result of the percentage of our overall lower-margin revenues attributable to a significant customer of our wholly owned subsidiary, Steel Media. Subsequent to September 30, 2016 we have we have ceased providing the high-volume, low margin business to this historic Steel Media client and now only offer it industry standard margin solutions.

Loss from operations was $(1,307,882) for the third quarter of 2016 as compared to income from operations of $342,358 in the third quarter of 2015.

Social Reality reported net loss of $(2,375,846), or $0.40 per share, for the three months ended September 30, 2016, compared to a net loss of $(658,540), or $0.12 per share, for the corresponding period of 2015.

For the quarter ended September 30, 2016, adjusted EBITDA was $(734,049) compared to $774,000 in the third quarter of 2015.

Balance Sheet as of September 30, 2016

Cash and cash equivalents totaled $4,241,230 at September 30, 2016. Current assets and total assets were $8,863,474 and $25,916,643, respectively, and current liabilities and total liabilities were $18,289,115 and $18,289,115, respectively. The increase in current liabilities at September 30, 2016 reflected in part the reclassification of the obligations under our revolving credit line to short term reflecting the maturity date of that obligation on December 31, 2016. At September 30, 2016 the Company had stockholders' equity of $7,627,528.

Conference call information:

Date:  Monday, November 14, 2016

Time:  4:15 P.M. Eastern Time (ET)

Dial in Number for U.S. and Canadian Callers: (877) 407-8293

Dial in Number for International Callers (Outside of the U.S. and Canada): (201) 689-8349

Participating on the call will be Social Reality’s Chief Executive Officer Christopher Miglino and Chief Financial Officer J.P. Hannan, who will be providing a financial and operational summary of the third quarter 2016. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on November 14, 2016 at approximately 10:30 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13649900.

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company’s Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAXmd is a healthcare-focused programmatic RTB exchange that allows pharma brands and publishers of medical content to create custom exchanges that invite specific advertisers to bid on inventory on their sites. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAX APP is a recently launched platform that allows publishers and content owners to launch native mobile applications through our SRAX platform. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[Financial Tables to Follow]

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$4,241,230	$1,091,186
Accounts receivable, net	4,387,878	7,056,298
Prepaid expenses	227,878	309,436
Other current assets	6,488	36,090
Total current assets	8,863,474	8,493,010

Property and equipment, net of accumulated depreciation of $69,951 and $42,295	31,458	43,936
Goodwill	15,644,958	16,314,957
Intangibles assets – net	1,342,094	1,611,744
Prepaid stock based compensation	—	373,567
Other assets	34,659	34,659

Total assets	$25,916,643	$26,871,873

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$11,673,969	$5,138,807
Note payable, net of unamortized costs of $838,069 and $1,076,633	5,095,736	1,378,367
Unearned revenue	19,410	1,295
Contingent consideration payable to related party- current portion	—	7,585,435
Put liability	1,500,000	1,436,282
Total current liabilities	18,289,115	15,540,186

Notes payable, net of unamortized cost of $0 and $578,160	—	7,455,758

Total liabilities	18,289,115	22,995,944

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 6,663,662 and 5,622,052 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	6,664	5,622
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	20,666,933	14,012,078
Accumulated deficit	(13,046,069)	(10,141,771)

Total stockholders' equity	7,627,528	3,875,929

Total liabilities and stockholders' equity	$25,916,643	$26,871,873

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015

Revenues	$9,530,842	$7,390,238	$24,249,588	$22,173,095
Cost of revenue	6,986,834	3,296,144	16,430,204	10,697,062

Gross profit	2,544,008	4,094,094	7,819,384	11,476,033

Operating expense
General, selling and administrative expense	3,851,890	3,751,736	11,082,581	10,914,488
Impairment of goodwill	—	—	670,000	—

Income (loss) from operations	(1,307,882)	342,358	(3,933,197)	561,545

Other income (expense)
Write off of contingent consideration	—	—	3,744,496	—
Interest income (expense)	(1,067,964)	(1,000,898)	(2,715,598)	(2,858,955)
	(1,067,964)	(1,000,898)	1,028,898	(2,858,955)

Income (loss) before provision for income taxes	(2,375,846)	(658,540)	(2,904,299)	(2,297,410)

Provision for income taxes	—	—	—	—

Net income (loss)	$(2,375,846)	$(658,540)	$(2,904,299)	$(2,297,410)

Net loss per share, basic and diluted	$(0.40)	$(0.12)	$(0.49)	$(0.43)

Weighted average shares outstanding, basic and diluted	5,958,897	5,409,248	5,929,793	5,387,126

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Month Period Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,904,299)	$(2,297,410)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Amortization of stock based prepaid fees	373,567	475,839
Stock based compensation	610,397	626,539
Non-cash financing cost	274,695	—
Amortization of debt issue costs	816,705	925,612
PIK interest expense accrued to principal	447,738	279,216
Impairment of goodwill	670,000	-
Accretion of contingent consideration	(3,585,388)	692,674
Accretion of put liability	63,718	129,643
Depreciation and amortization	286,944	203,585
Bad debt expense	96,253	66,728
Changes in operating assets and liabilities:
Accounts receivable	(2,767,590)	(5,102,151)
Prepaid expenses	81,562	91,568
Other current assets	29,602	(15,132)
Other assets	—	(10,855)
Accounts payable and accrued expenses	6,355,103	2,833,564
Unearned revenue	18,115	(23,600)
Cash provided (used) by operating activities	867,122	(1,124,180)

Cash flows from investing activities:
Purchase of equipment	(4,816)	(30,657)
Cash used by investing activities	(4,816)	(30,657)

Cash flows from financing activities:
Sale of units	3,550,815	—
Sale of warrants	—	6,921
Proceeds from notes payable	2,100,000	1,500,000
Repayments of note payable	(1,763,077)	(1,162,519)
Payment of contingent consideration	(1,600,000)	—
Cash provided by financing activities	2,287,738	344,402

Net increase in cash	3,150,044	(810,435)
Cash, beginning of period	1,091,186	1,843,393
Cash, end of period	$4,241,230	$1,032,958

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$1,224,525	$718,119
Cash paid for taxes	—	—

Non-cash financial activities:
Proceeds paid by FastPay on behalf of the Company	$5,507,468	$—
Common stock issuance for payment of contingent consideration	$2,400,000	$—

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, in thousands)	2016	2015	2016	2015
Net income (loss)	$(2,376)	$(658)	$(2,904)	$(2,297)
plus:
Equity based compensation	207	237	984	1,102
Adjusted net (loss)	$(2,169)	$(421)	$(1,920)	$(1,195)
Reversal of contingent consideration	—	—	(3,744)	—
Impairment of goodwill	—	—	670	—
Adjust value of warrants	275	—	275	—
Interest expense	1,066	1,001	2,714	2,859
Depreciation and amortization	94	194	287	204
Adjusted EBITDA	$(734)	$774	$(1,719)	$1,868

For further investor and media information contact:

Robert Haag
Managing Director
IRTH Communications
SRAX@irthcommunications.com
1-866-976-4784